QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

Concordia Bus Nordic AB (publ)
Solna Strandväg 78
SE-171 54 Solna
Sweden

28 May, 2004

Dear Sirs,

        We have acted as your special Swedish counsel in connection with the registration under the United States Securities Act of 1933 (the "Securities Act") of EUR 130,000,000 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), a company with limited liability organised under the laws of Sweden (the "Issuer"). The Exchange Notes will be issued pursuant to an indenture, dated as of January 22, 2004 (the "Indenture"), by and among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), and a registration statement on Form F-4 (the "Registration Statement") will be filed with the U.S. Securities and Exchange Commission.

        We have examined such certificates, corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion:

  (a)
  the Indenture (including the guarantees of the Exchange Notes contained therein) has been duly authorised, executed and delivered by each of the Issuer and each Guarantor and—assuming that the Indenture constitutes a valid and legally binding instrument under the laws of the State of New York—represents a valid and binding obligation of each of the Issuer and each Guarantor;

  (b)
  when (i) the Registration Statement has become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, they will—assuming that the Exchange Notes constitute valid and legally binding obligations under the laws of the State of New York—constitute valid and legally binding obligations of the Issuer; and

  (c)
  the statements set forth in the Registration Statement under the caption "Swedish Tax Considerations" under the heading "Certain Tax Considerations", insofar as they purport to describe the provisions of Swedish law as referred to therein, are accurate, fair and not misleading.

        The foregoing opinion is subject to the following limitations, qualifications and reservations:

  (a)
  anything contained in this opinion is subject to all limitations resulting from bankruptcy, insolvency, liquidation, reorganisation and similar laws affecting the rights of creditors generally;

  (b)
  pursuant to the Swedish Contracts Act (Sw: lag om avtal och andra rättshandlingar på förmögenhetsrättens område (1915:218)), the terms of an agreement may be modified or set aside by a court to the extent that such terms are deemed to create unreasonable results even if the circumstances giving rise thereto have arisen after the agreement was entered into;

  (c)
  the availability of equitable remedies, including but not limited to injunction and specific performance, is restricted under Swedish law and is at the discretion of the court;

  (d)
  Swedish courts may award judgments in currencies other than Swedish Kronor, but the judgment debtor has the right to pay the judgment debt, even though denominated in a foreign currency, in Swedish Kronor at the rate of exchange prevailing at the date of payment; the obligation to pay a debt denominated in a foreign currency can be enforced only in Swedish Kronor at the rate of exchange prevailing at the date of enforcement; choice of currency provisions may not under Swedish law constitute a right to refuse payment in Swedish Kronor;

  (e)
  the enforcement of the rights of a party under an agreement may be limited by general time bar provisions or the doctrine of laches (i.e. the failure to promptly assert a claim);

  (f)
  the taking of proceedings in other jurisdictions may preclude the taking of simultaneous proceedings in Sweden, if the claims and the parties, respectively, in the proceedings are substantially identical;

  (g)
  provisions in the documents specifying that provisions thereof may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or an agreement implied by trade practice or course of conduct has been created modifying provisions of the documents;

  (h)
  provisions in the documents to the effect that one party may terminate an agreement or otherwise act to the detriment of another party in the case of a bankruptcy of such other party could be considered contrary to the Swedish Bankruptcy Act (Sw: konkurslagen (1987:672)) and are unenforceable to the extent they are found to be so and similar principles could be applied under the Companies Reorganization Act (Sw. lagen om företagsrekonstruktioner (1996:764));

  (i)
  it is not established by law or court precedent that a power of attorney can be made irrevocable and it is therefore submitted that all powers of attorney contained in the documents can be revoked and that they will terminate by operation of the Swedish Companies Act (Sw: aktiebolagslagen (1975:1385)) after one year or in a bankruptcy situation by operation of the Swedish Bankruptcy Act without notice of the party giving such powers; if a power of attorney is revoked or not renewed in violation of the terms of an agreement, such revocation or non-renewal may give rise to a claim for damages;

  (j)
  when enforcing the security created by an assignment, mortgage, pledge or other agreement the party enforcing such security, including its agents and any receiver appointed by him, is under a fiduciary duty to protect the interests of the party which has provided the security; the duty includes an obligation to notify such party of any sale of the collateral and to account for the proceeds of such sale (after having first applied any such proceeds to satisfying any obligations owed to the secured party); provisions in the Swedish Contracts Act prevent the enforcing party from foreclosing the security by taking over ownership of the collateral without accounting for the value thereof;

  (k)
  the right to recover damages may be limited to the extent the aggrieved party could have avoided damages by reasonable efforts;

  (l)
  where any party is vested with a discretion or may determine a matter in its opinion, Swedish law may require that such discretion is exercised in good faith or that such opinion is based on reasonable grounds;

  (m)
  a provision that a certain determination is conclusive and binding will not prevent judicial enquiry into the merits of any claim by the aggrieved party;

  (n)
  anything contained in this opinion is subject to any limitation on enforceability resulting from violation of, or conflict with, "ordre public" or public policy; and

  (o)
  we do not express any opinion as to the right or possibility of any person other than the Security Trustee to claim any of the rights to which the Security Trustee is the beneficiary.

        The opinion expressed herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Agreements.

        This opinion is limited to matters of Swedish law as presently in force without regard to any provision of law of any other jurisdictions which could have an implication on the matters referred to herein, and no opinion is expressed or should be read as extending by implication or otherwise as to the laws of any other jurisdiction.

        This opinion is rendered in the Kingdom of Sweden and shall be, and is given on the condition that it shall be, governed by and construed in accordance with Swedish law.

        In addition, with respect to the foregoing opinion we have relied as to certain matters or information obtained from officers of the Issuer and other sources believed by us to be reliable, and we have assumed that the Indenture has been duly authorised, executed and delivered by the Trustee, an assumption that we have not independently verified.

        This opinion is addressed to the addressee for its own use and benefit and for the use of its legal advisers. It may not be relied upon by any person or entity other than the addressee set out above or for any purpose other than in connection with the transactions contemplated by the Agreements and it is not to be furnished, used, circulated, quoted or otherwise referred to any other person, firm, corporation or governmental agency for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        We assume no obligation to advise the addressee of any changes in the foregoing subsequent to the date set forth in the beginning of this opinion and this opinion speaks only as of that date and is based on the facts and circumstances as of that date.

Yours faithfully,

ADVOKATFIRMAN LINDAHL KB

Carl-Olof Bouveng	Petra Hedengran

QuickLinks

  Exhibit 5.2